CNA

CNA Canada
250 Yonge Street, Suite 1500
Toronto, Ontario
M5B 2L7

Continental Casualty Company
(Hereinafter called the Insurer)

BROKER:

Marsh Canada Limited
161 Bay Street, Suite 1400
Toronto, Ontario
M5J 2S4

Policy No: 169674872

Renewal of: 169674872

THE INSURER, IN CONSIDERATION OF THE PAYMENT OF THE PREMIUM, IN RELIANCE UPON THE STATEMENTS IN THE DECLARATIONS MADE A PART HEREOF AND SUBJECT TO ALL THE TERMS OF THIS POLICY AGREES WITH THE NAMED INSURED AS FOLLOWS:

DECLARATIONS:

NAMED INSURED:

Sun Capital Advisers Trust
One Sun Life Executive Park
Wellesley, MA
02481

BUSINESS OF NAMED INSURED IS: As Known to Insurer
POLICY PERIOD (M/D/Y) FROM **October 1, 2006** TO **October 1, 2007** 12:01 Standard Time at the name insured as stated above.

COVERAGE AND PREMIUM-THE INSURANCE AFFORDED UNDER THIS POLICY IS ONLY WITH RESPECT TO THE COVERAGE RIDER (S) INDICATED BELOW AND WHICH A PREMIUM CHARGE IS SPECIFIED.

DESCRIPTION	RIDER NO.	AMT. INSURED OR LIMIT OF LIABILITY IN $	PREMIUM
As Per Attached			$ 1,700

This Policy contains a clause which may limit the amount payable.

IN WITNESS WHEREOF CONTINENTAL CASUALTY COMPANY HAS CAUSE THIS POLICY TO BE SIGNED BY ITS CHAIRMAN, SECRETARY AND CHIEF AGENT.

TOTAL PREMIUM: $ 1,700.00 USD

Chairman of the Board

Secretary

Chief Agent for Canada

Named Insured:
Sun Capital Advisers Trust

Policy No.: **169674872**

The Statutory Conditions apply with respect to all perils insured by this Policy and to the liability coverage, where provided, except where these conditions may be modified or supplemented by riders or endorsements attached.

STATUTORY CONDITIONS
(Applicable to all Provinces except the Province of Quebec)

1. MISREPRESENTATION
If a person applying for insurance falsely describes the property to the prejudice of the Insurer, or misrepresents or fraudulently omits to communicate any circumstance that is material to be made known to the Insurer in order to enable it to judge of the risk to be undertaken, the contract is void as to any property in relation to which the misrepresentation or omission is material.

2. PROPERTY OF OTHERS
Unless otherwise specifically stated in the contract, the Insurer is not liable for loss or damage to property owned by any person other than the Insured, unless the interest of the Insured therein is stated in the contract.

3. CHANGE OF INTEREST
The Insurer is liable for loss or damage occurring after an authorized assignment under the Bankruptcy Act or change of title by succession, by operation of law, or by death.

4. MATERIAL CHANGE
Any change material to the risk and within the control and knowledge of the Insured avoids the contact as to the Part affected thereby, unless the change is promptly notified in writing to the Insurer or its local agent, and the Insurer when so notified may return the unearned portion, if any, of the premium paid and cancel the contract or may notify the Insured in writing that, if he desires the contract to continue in force, he must, within fifteen days of the receipt of the notice, pay to the Insurer an additional premium, and in default of such payment the contract is no longer in force and the Insurer shall return the unearned portion, if any, of the premium paid.

5. TERMINATION
(1) This contract may be terminated,
(a) by the Insurer giving to the Insured fifteen days' notice of termination by registered mail or five days' written notice of termination personally delivered;
(b) by the Insured at any time on request.
(2) Where this contract is terminated by the Insurer,
(a) the Insurer shall refund the excess of premium actually paid by the Insured over the pro rata premium for the expired time, but, in no event, shall the pro rata premium for the expired time be deemed to be less than any minimum retained premium specified; and
(b) the refund shall accompany the notice unless the premium is subject to adjustment or determination as to amount, in which case the refund shall be made as soon as practicable.
(3) Where this contract is terminated by the Insured, the Insurer shall refund as soon as practicable the excess of premium actually paid by the Insured over the short rate premium for the expired time but in no event shall the short rate premium for the expired time be deemed to be less than any minimum retained premium specified.
(4) The refund may be made by money, postal or express company money order or cheque payable at par.
(5) The fifteen days mentioned in clause (a) of subcondition (1) of this condition commences to run on the day following the receipt of the registered letter at the post office to which it is addressed.

6. REQUIREMENTS AFTER LOSS
(1) Upon the occurrence of any loss or damage to the insured property, the Insured shall, if the loss or damage is covered by the contract, in addition to observing the requirements of conditions 9, 10 and 11,
(a) forthwith give notice thereof in writing to the Insurer,
(b) deliver as soon as practicable to the Insurer a proof of loss verified by a statutory declaration.
(i) giving a complete inventory of the destroyed and damaged property and showing in detail quantities, costs, actual cash value and particulars of amount of loss claimed,
(ii) stating when and how the loss occurred, and if caused by fire or explosion due to ignition, how the fire or explosion originated, so far as the Insured knows or believes,
(iii) stating that the loss did not occur through any wilful act or neglect or procurement, means or connivance of the Insured,
(iv) showing the amount of other insurances and the names of other insurers.
(v) showing the interest of the Insured and of all others in the property with particulars of all liens, encumbrances and other charges upon the property,
(vi) showing any changes in title, use, occupation, location, possession or exposures of the property since the issue of the contract,
(vii) showing the place where the property insured was at the time of loss.
(c) if required, give a complete inventory of undamaged property and showing in detail quantities, cost, actual cost value;
(d) if required and if practicable, produce books of account, warehouse receipts and stock lists, and furnish invoices and other vouchers verified by statutory declaration, and furnish a copy of the written portion of any other contract
(2) The evidence furnished under clauses (c) and (d) of sub-paragraph (1) of this condition shall not be considered proofs of loss within the meaning of conditions 12 and 13.

7. FRAUD
Any fraud or wilfully false statement in a statutory declaration in relation to any of the above particulars, vitiates the claim of the person making the declaration.

8. WHO MAY GIVE NOTICE AND PROOF
Notice of loss may be given and proof of loss may be made by the agent of the Insured named in the contract in case of absence or inability of the Insured to give notice or make the proof, and absence or inability of the Insured to give notice or make the proof, and absence or inability being satisfactorily accounted for, or in the like case, or if the Insured refuses to do so, by a person to whom any part of the insurance money is payable.

9. **SALVAGE**

(1) The Insured, in the event of any loss or damage to any property insured under the contract, shall take all reasonable steps to prevent further damage to such property so damaged and to prevent damage to other property insured hereunder including, if necessary, its removal to prevent damage of further damage thereto.

(2) The Insurer shall contribute pro rata towards any reasonable and proper expenses in connection with steps taken by the Insured and required under sub paragraph (1) of this condition according to the respective interests of the parties.

10. **ENTRY, CONTROL ABANDONMENT**

After loss or damage to insured property, the Insurer has an immediate right of access and entry by accredited agents sufficient to enable them to survey and examine the property, and to make an estimate of the loss or damage, and, after the Insured has secured the property, a further right of access and entry sufficient to enable them to make appraisement or particular estimate of the loss or damage, but the Insurer is not entitled to the control or possession of the insured property, and without the consent of the Insurer there can be no abandonment to it of insured property.

11. **APPRAISAL**

In the event of disagreement as to the value of the property insured, the property saved or the amount of the loss, those questions shall be determined by appraisal as provided under The Insurance Act before there can be any recovery under this contract whether the right to recover on the contract is disputed or not, and independently of all other questions. There shall be no right to an appraisal until a specific demand therefore is made in writing and until after proof of loss has been delivered.

12. **WHEN LOSS PAYABLE**The loss is payable within sixty days after completion of the proof of loss, unless the contract provides for a shorter period.

13. **REPLACEMENT**

(1) The Insurer, instead of making payment, may repair, rebuild or replace the property damaged or lost, giving written notice of its intention to do within thirty days after receipt of the proofs of loss.

(2) In that event the Insurer shall commence to so repair, rebuild, or replace the property within forty-five days after receipt of the proofs of loss, and shall thereafter proceed with all due diligence to the completion thereof.

14. **ACTION**

Every action or proceeding against the Insurer for the recovery of any claim under or by virtue of this contract is absolutely barred unless commenced within one year *next after the loss or damage occurs.

* two years in the Province of Manitoba and Yukon Territory.

15. **NOTICE**

Any written notice to the Insurer may be delivered at, or sent by registered mail to, the chief agency or head office of the Insurer in the Province. Written notice may be given to the Insured named in the contract by letter personally delivered to him or by registered mail addressed to him at his latest post office address as notified to the Insurer. In this condition, the expression "registered" means registered in or outside Canada.

N.B. To the extent that the Civil Code of the Province of Quebec is applicable to this contract the General Conditions and Provisions as set out in the Civil Code of the Province of Quebec Title Fifth-Of Insurance (Replaced 1974, Bill 7, s. 2.) apply. These General Conditions and Provisions, a copy of which is available on request from the Insurer, apply to all perils insured by this Policy and to the liability coverage, where provided, except where such conditions and provisions may be modified or supplemented by riders or endorsements attached.

CNA

Declarations
INVESTMENT COMPANY FIDELITY BOND

CUSTOMER NUMBER		DATE ISSUED
232138		09/27/2006
POLICY NUMBER	**COVERAGE IS PROVIDED BY**	**PRODUCER NO.**
169674872	Continental Casualty Company (herein called 'Underwriter')	700957

NAMED INSURED AND ADDRESS	PRODUCER
Item 1. Sun Capital Advisers Trust (herein called 'Insured') One Sun Life Executive Park Wellesley, MA 02481	Marsh Canada Limited Scott Keeting Canada Trust Tower, BCE Place 161 Bay Street, Suite 1400 Toronto, ON M5J 2S4

Item 2. Policy Period: From 12:01 a.m. on 10/01/2006 to 12:01 a.m. on 10/01/2007 standard time.

Item 3. Limit of Liability: $ 3,000,000 per Loss.

Provided, however that if specific limits, either greater or lesser, are inserted opposite any specified INSURING CLAUSE, such specific limits shall be applicable to such INSURING CLAUSES in lieu of, and not in addition to, such bond limit. If "NOT COVERED" is inserted below opposite any specified INSURING CLAUSE, such INSURING CLAUSE and any other reference to such INSURING CLAUSE shall be deemed to be deleted from this bond.

INSURING CLAUSE	LIMIT OF LIABILITY	DEDUCTIBLE
Fidelity - Blanket	$3,000,000	$0
Premises	$3,000,000	$25,000
Transit	$3,000,000	$25,000
Forgery or Alteration	$3,000,000	$25,000
Extended Forgery	$3,000,000	$25,000
Counterfeit Currency	$3,000,000	$25,000
Threats to Persons	$3,000,000	$25,000
Computer Systems Fraud	$3,000,000	$25,000
Voice Initiated Transfer Fraud	$3,000,000	$25,000
Uncollectible Items of Deposit	$100,000	$25,000
Audit Expense	$25,000	$25,000

Provided, that there shall be no deductible applicable to any loss under INSURING CLAUSE 1. sustained by any Investment Company.

Item 4. The liability of the Underwriter is also subject to the terms of the following endorsements executed simultaneously herewith: 1-8

Item 5. Notice of claim should be sent to the Underwriter at: CNA Global Specialty Lines
Fidelity-Bonding
40 Wall Street
New York, NY 10005

G-131697-A
(Ed. 6/98)

IN WITNESS WHEREOF, the Underwriter has caused this bond to be signed by its Chairman and Secretary, at Chicago, Illinois, but the same shall not be binding upon the Underwriter unless countersigned by a duly authorized representative of the Underwriter.

Countersigned By: ______________________________
Authorized Representative

Secretary

Chairman of the Board

G-131697-A
(Ed. 6/98)

CNA

The UNDERWRITER, in consideration of the required premium, and in reliance on the APPLICATION and all other statements made and information furnished to the UNDERWRITER by the INSURED, and subject to the DECLARATIONS made a part of this bond and to all other terms and conditions of this bond, agrees to pay the INSURED for:

INSURING CLAUSES

1. EMPLOYEE COVERAGE

Loss resulting directly from Larceny or Embezzlement committed by any Employee, alone or in collusion with others.

2. PREMISES COVERAGE

A. PROPERTY

Loss of Property resulting directly from robbery, burglary, common-law or statutory larceny, hold-up, misplacement, mysterious unexplainable disappearance, damage, destruction or abstraction or removal from the possession, custody or control of the INSURED, while such Property is lodged or deposited within any offices or premises located anywhere.

B. OFFICES AND EQUIPMENT

Loss of, or damage to furnishings, fixtures, stationery, supplies, equipment, safes or vaults (but excluding all electronic data processing equipment) within any of the INSURED'S offices resulting directly from robbery, burglary, common law or statutory larceny or hold-up of such offices, or attempt thereat, or by vandalism or malicious mischief, or loss through damage to any office resulting directly from robbery, burglary, common law or statutory larceny or hold-up of such office, or attempts thereat, or to the interior of any such office by vandalism or malicious mischief, provided, in any event that the INSURED is the owner of such offices, furnishings, fixtures, stationery, supplies, equipment, safes or vaults or is legally liable for such loss or damage always excepting, however, a loss or damage through fire.

3. TRANSIT COVERAGE

Loss of Property resulting directly from robbery, common law or statutory larceny, misplacement, mysterious unexplainable disappearance, damage to or destruction of, while the Property is in transit anywhere:

a. in an armored motor vehicle, including loading and unloading thereof,
b. in the custody of a natural person acting as a messenger of the INSURED, or
c. in the custody of a Transportation Company and being transported in a conveyance other than an armored motor vehicle provided, however, that covered Property transported in such manner is limited to the following:

    I. written records,
    II. securities issued in registered form which are not endorsed or are restrictively endorsed, or
    III. negotiable instruments not payable to bearer, which are not endorsed or are restrictively endorsed.

CNA

Coverage under this INSURING CLAUSE begins immediately on the receipt of such Property by the natural person acting as a messenger or Transportation Company and ends immediately on delivery to the premises of the addressee or to any representative of the addressee located anywhere.

4. FORGERY OR ALTERATION COVERAGE

Loss resulting directly from:

a. Forgery or fraudulent material alteration of, on or in any bills of exchange, checks, drafts, acceptances, certificates of deposits, promissory notes, due bills, money orders, orders upon public treasuries, letters of credit, other written promises, orders or directions to pay sums certain in money, or receipts for the withdrawal of Property, or
b. transferring, paying or delivering any funds or other Property, or establishing any credit or giving any value in reliance on any written instructions, advices, or applications directed to the INSURED authorizing or acknowledging the transfer, payment, delivery or receipt of funds or other Property, which instructions, advices or applications purport to bear the handwritten signature of any customer of the INSURED, or shareholder or subscriber to shares of an Investment Company, or of any banking institution, stockbroker or Employee but which instructions or applications either bear a Forgery or a fraudulent material alteration without the knowledge and consent of such customer, shareholder, subscriber to shares, banking institution, stockbroker, or Employee;

excluding, however, under this INSURING CLAUSE any loss covered under INSURING CLAUSE 5. of this bond, whether or not coverage for INSURING CLAUSE 5. is provided for in the DECLARATIONS of this bond.

A mechanically reproduced facsimile signature is treated the same as a handwritten signature.

5. EXTENDED FORGERY COVERAGE

Loss resulting directly from the INSURED having in good faith, and in the ordinary course of business, whether for its own account or for the account of others, in any capacity:

a. acquired, accepted or received, sold or delivered, given value, extended credit, or assumed liability in reliance upon any original Securities, documents or other written instruments which prove:

    I. to bear a Forgery or fraudulent material alteration,
    II. to have been lost or stolen, or
    III. to be Counterfeit, or

b. guaranteed in writing or witnessed any signatures upon any transfers, assignments, bills of sale, powers of attorney, guarantees, endorsements or other obligations upon or in connection with any Securities, documents or other written instruments which pass or purport to pass title to them.

    Actual physical possession, and continued actual physical possession, of such Securities, documents or other written instruments by an Employee, Custodian, or a Federal or State chartered deposit institution is a condition precedent to the INSURED having relied on such items. Release or return of such items is an acknowledgment by the INSURED that it no longer relies on such items.

A mechanically reproduced facsimile signature is treated the same as a handwritten signature.

CNA

6. COUNTERFEIT CURRENCY COVERAGE

Loss resulting directly from the receipt by the INSURED, in good faith, of any Counterfeit money orders, currencies or coin of any country.

7. THREATS TO PERSONS COVERAGE

Loss resulting directly from surrender of Property away from an office of the INSURED as a result of a threat communicated to the INSURED to do bodily harm to an Employee as defined in paragraphs (1), (2) and (5) of the definition, a Relative or invitee of such Employee, or a resident of the household of such Employee, who is, or allegedly is, being held captive provided, however, that prior to the surrender of such Property:

a. the Employee who receives the threat has made a reasonable effort to notify an officer of the INSURED who is not involved in such threat, and
b. the INSURED has made a reasonable effort to notify the Federal Bureau of Investigation and local law enforcement authorities concerning such threat.

It is agreed that for purposes of the INSURING CLAUSE, any Employee of the INSURED, as set forth in the preceding paragraph, shall be deemed to be an INSURED hereunder, but only with respect to the surrender of money, securities and other tangible personal property in which such Employee has a legal or equitable interest.

8. COMPUTER SYSTEMS COVERAGE

Loss resulting directly from fraudulent entry of data into or change of data elements or programs within the INSURED'S proprietary Computer System or a Computer System operated or used by the INSURED and declared in the APPLICATION, provided that the fraudulent entry or change causes:

a. Property to be transferred, paid or delivered,
b. an account of the INSURED, or of its customer, to be added, deleted, debited, or credited, or
c. an unauthorized account or a fictitious account to be debited or credited.

9. VOICE INITIATED TRANSACTION COVERAGE

Loss resulting directly from a Voice Initiated Transaction directed to the INSURED authorizing the transfer of dividends or redemption proceeds of Investment Company shares from a Customer's account, provided such Voice Initiated Transaction was:

a. received at the INSURED'S offices by those Employees of the INSURED specifically authorized to receive the Voice Initiated Transaction,
b. made by a person purporting to be a Customer, and
c. made by said person for the purpose of causing the INSURED or Customer to sustain a loss or making an improper personal financial gain for such person or any other person.

In order for coverage to apply under this INSURING CLAUSE, all Voice Initiated Transactions must be received and processed in accordance with the Designated Procedures outlined in the APPLICATION furnished to the UNDERWRITER.

10. UNCOLLECTIBLE ITEMS OF DEPOSIT COVERAGE

Loss resulting directly from the INSURED having credited an account of a customer, shareholder or subscriber on the faith of any Items of Deposit which prove to be uncollectible, provided that the crediting of said account causes:

a. redemption's or withdrawals to be permitted,
b. shares to be issued, or
c. dividends to be paid,

from an account of an Investment Company.

In order for coverage to apply under this INSURING CLAUSE, the INSURED must hold Items of Deposit for the minimum number of days stated in the APPLICATION before permitting any redemption's or withdrawals, issuing any shares or paying any dividends with respect to such Items of Deposit.

Items of Deposit shall not be deemed uncollectible until the INSURED'S standard collection procedures have failed.

11. AUDIT EXPENSE COVERAGE

Reasonable expense incurred by the INSURED for that part of an audit or examination required by any governmental regulatory authority or self-regulatory organization and actually conducted by such authority, organization or their appointee by reason of the discovery of loss sustained by the INSURED and covered by this bond.

CONDITIONS AND LIMITATIONS

1. EXCLUSIONS

A. GENERAL EXCLUSIONS APPLICABLE TO ALL INSURING CLAUSES

This bond does not directly or indirectly cover:

(1) loss not reported to the UNDERWRITER in writing within thirty (30) days after termination of this bond as an entirety;

(2) loss due to riot or civil commotion outside the United States of America and Canada, or any loss due to military, naval or usurped power, war or insurrection. However, this exclusion shall not apply to loss which occurs in transit in the circumstances recited in INSURING CLAUSE 3., provided that when such transit was initiated there was no knowledge on the part of any person acting for the INSURED of such riot, civil commotion, military, naval or usurped power, war or insurrection;

(3) loss resulting from dishonest acts by any member of the Board of Directors or Board of Trustees of the INSURED who is not an Employee, acting alone or in collusion with others;

(4) loss, or that part of any loss, resulting solely from any violation by the INSURED or by any Employee of any law, or rule, or regulation pursuant to any law regulating:

a. the issuance, purchase or sale of securities,
b. transactions on security or commodity exchanges or the over-the-counter markets,

c. investment companies, or
d. investment advisors;

(5) loss of potential income including, but not limited to, interest and dividends not realized by the INSURED or by any customer of the INSURED;

(6) loss resulting from indirect or consequential loss of any nature;

(7) damages of any type for which the INSURED is legally liable, except compensatory damages (but not multiples thereof) arising from a loss covered under this bond;

(8) loss resulting from the effects of nuclear fission or fusion or radioactivity;

(9) loss resulting from the theft of confidential information, material or data;

(10)costs, fees and expenses incurred by the INSURED in establishing the existence or amount of loss under this bond, provided however, this EXCLUSION shall not apply to INSURING CLAUSE 11.;

(11)loss resulting from voice requests or instructions received over the telephone, provided however, this EXCLUSION shall not apply to INSURING CLAUSE 7. or 9.

B. SPECIFIC EXCLUSIONS APPLICABLE TO ALL INSURING CLAUSES EXCEPT INSURING CLAUSE 1.

This bond does not directly or indirectly cover:

(1) loss caused by an Employee, provided, however, this EXCLUSION shall not apply to loss covered under INSURING CLAUSE 2. or 3. which results directly from misplacement, mysterious unexplainable disappearance, or damage to or destruction of Property;

(2) loss through the surrender of Property away from an office of the INSURED as a result of a threat:

a. to do bodily harm to any person, except loss of Property in transit in the custody of any person acting as messenger of the INSURED, provided that when such transit was initiated there was no knowledge by the INSURED of any such threat, and provided further that this EXCLUSION shall not apply to INSURING CLAUSE 7., or
b. to do damage to the premises or property of the INSURED;

(3) loss involving Items of Deposit which are not finally paid for any reason provided however, that this EXCLUSION shall not apply to INSURING CLAUSE 10.;

(4) loss resulting from payments made or withdrawals from any account involving erroneous credits to such account;

(5) loss of Property while in the mail:

(6) loss of Property while in the custody of a Transportation Company, provided however, that this EXCLUSION shall not apply to INSURING CLAUSE 3.;

(7) loss resulting from the failure for any reason of a financial or depository institution, its receiver or other liquidator to pay or deliver funds or other Property to the INSURED provided further that this EXCLUSION shall not apply to loss of Property resulting directly from robbery, burglary, hold-up, misplacement, mysterious unexplainable disappearance, damage, destruction or abstraction from the possession, custody or control of the INSURED.

C. EXCLUSIONS APPLICABLE TO ALL INSURING CLAUSES EXCEPT INSURING CLAUSES 1., 4., 5.

This bond does not directly or indirectly cover:

(1) loss resulting from forgery or any alteration;

(2) loss resulting from the complete or partial non-payment of or default on any loan whether such loan was procured in good faith or through trick, artifice, fraud or false pretenses;

(3) loss involving a counterfeit provided, however, this EXCLUSION shall not apply to INSURING CLAUSE 5. or 6.

2. DISCOVERY

This bond applies only to loss first discovered by any partner, director, trustee, officer or supervisory employee of the INSURED during the BOND PERIOD. Discovery occurs at the earlier of such individuals being aware of;

a. facts which may subsequently result in a loss of a type covered by this bond, or
b. an actual or potential claim in which it is alleged that the INSURED is liable to a third party, regardless of when the act or acts causing or contributing to such loss occurred, even though the amount of loss does not exceed the applicable DEDUCTIBLE AMOUNT or the exact amount or details of loss may not then be known.

3. NOTICE TO UNDERWRITER - PROOF - LEGAL PROCEEDINGS AGAINST UNDERWRITER

a. At the earliest practicable moment, not to exceed thirty (30) days after discovery of loss, the INSURED shall give the UNDERWRITER notice thereof.
b. Within six (6) months after such discovery, the INSURED shall furnish to the UNDERWRITER proof of loss, duly sworn to, with full particulars.
c. Securities listed in a proof of loss shall be identified by certificate or bond numbers, if issued with them.
d. Legal proceedings for the recovery of any loss under this bond shall not be brought prior to the expiration of sixty (60) days after the proof of loss is filed with the UNDERWRITER or after the expiration of twenty-four (24) months from the discovery of such loss.
e. This bond affords coverage only in favor of the INSURED. No claim, suit, action or legal proceedings shall be brought under this bond by anyone other than the INSURED.

4. LIMIT OF LIABILITY/NON - REDUCTION AND NON-ACCUMULATION OF LIABILITY

At all times prior to termination of this bond, this bond shall continue in force for the limit stated in the applicable sections of ITEM 3. of the DECLARATIONS, notwithstanding any previous loss for which the UNDERWRITER may have paid or be liable to pay under this bond provided, however, that the liability of the UNDERWRITER under this bond with respect to all loss resulting from:

a. any one act of burglary, robbery or hold-up, or attempt thereat, in which no Employee is concerned or implicated, or
b. any one unintentional or negligent act on the part of any one person resulting in damage to or destruction or misplacement of Property, or
c. all acts, other than those specified in a. above, of any one person, or
d. any one casualty or event other than those specified in a., b., or c. above,

shall be deemed to be one loss and shall be limited to the applicable LIMIT OF LIABILITY stated in ITEM 3. of the DECLARATIONS of this bond irrespective of the total amount of such loss or losses and shall not be cumulative in amounts from year to year or from period to period.

All acts, as specified in c. above, of any one person which

i. directly or indirectly aid in any way wrongful acts of any other person or persons, or
ii. permit the continuation of wrongful acts of any other person or persons

whether such acts are committed with or without the knowledge of the wrongful acts of the person so aided, and whether such acts are committed with or without the intent to aid such other person, shall be deemed to be one loss with the wrongful acts of all persons so aided.

5. DEDUCTIBLE

The UNDERWRITER shall not be liable under any INSURING CLAUSES of this bond on account of loss unless the amount of such loss, after deducting the net amount of all reimbursement and/or recovery obtained or made by the INSURED, other than from any bond or policy of insurance issued by an insurance company and covering such loss, or by the UNDERWRITER on account thereof prior to payment by the UNDERWRITER of such loss, shall exceed the DEDUCTIBLE AMOUNT set forth in ITEM 4. of the DECLARATIONS, and then for such excess only, but in no event for more than the applicable LIMIT OF LIABILITY stated in ITEM 3. of the DECLARATIONS.

There shall be no deductible applicable to any loss under INSURING CLAUSE 1. sustained by any Investment Company.

6. COURT COSTS AND ATTORNEYS' FEES

The UNDERWRITER will indemnify the INSURED for court costs and reasonable attorneys' fees incurred and paid by the INSURED in defense, whether or not successful, whether or not fully litigated on the merits and whether or not settled, of any claim, suit or legal proceeding with respect to which the INSURED would be entitled to recovery under this bond. However, with respect to INSURING CLAUSE 1. this Section shall only apply in the event that:

a. an Employee admits to being guilty of Larceny or Embezzlement,
b. an Employee is adjudicated to be guilty of Larceny or Embezzlement, or
c. in the absence of a. or b. above, an arbitration panel agrees, after a review of an agreed statement of facts between the UNDERWRITER and the INSURED, that an Employee would be found guilty of Larceny or Embezzlement if such Employee were prosecuted.

The INSURED shall promptly give notice to the UNDERWRITER of any such suit or legal proceeding and at the request of the UNDERWRITER shall furnish copies of all pleadings and pertinent papers to the

UNDERWRITER. The UNDERWRITER may, at its sole option, elect to conduct the defense of all or part of such legal proceeding. The defense by the UNDERWRITER shall be in the name of the INSURED through attorneys selected by the UNDERWRITER. The INSURED shall provide all reasonable information and assistance as required by the UNDERWRITER for such defense.

If the amount demanded in any such suit or legal proceeding is greater than the LIMIT OF LIABILITY stated in ITEM 3. of the DECLARATIONS for the applicable INSURING CLAUSE, or if a DEDUCTIBLE AMOUNT is applicable, or both, the UNDERWRITER'S liability for court costs and attorneys' fees incurred in defending all or part of such legal proceeding is limited to the proportion of such court costs and attorneys' fees incurred that the LIMIT OF LIABILITY stated in ITEM 3. of the DECLARATIONS for the applicable INSURING CLAUSE bears to the total of the amount demanded in such suit or legal proceeding.

Amounts paid by the UNDERWRITER for court costs and attorneys' fees shall be in addition to the LIMIT OF LIABILITY stated in ITEM 3. of the DECLARATIONS.

If the UNDERWRITER declines to defend the INSURED, no settlement without the prior written consent of the UNDERWRITER nor judgment against the INSURED shall determine the existence, extent or amount of coverage under this bond, and the UNDERWRITER shall not be liable for any costs, fees and expenses incurred by the INSURED.

7. VALUATION OF PROPERTY

The value of any loss of Property other than books of account or other records used by the INSURED in the conduct of its business, for which a claim is made shall be determined by the average market value of such Property on the business day immediately preceding discovery of such loss provided, however, that the value of any Property replaced by the INSURED with the consent of the UNDERWRITER and prior to the settlement of any claim for such Property shall be actual market value at the time of replacement.

In the case of a loss of interim certificates, warrants, rights or other securities, the production of which is necessary to the exercise of subscription, conversion, redemption or deposit privileges, the value of them shall be the market value of such privileges immediately preceding their expiration if said loss is not discovered until after their expiration. If no market price is quoted for such Property or for such privileges, the value shall be fixed by agreement between the parties.

The value of any loss of Property consisting of books of account or other records used by the INSURED in the conduct of its business shall be the amount paid by the INSURED for blank books, blank pages, or other materials which replace the lost books of account or other records, plus the cost of labor paid by the INSURED for the actual transcription or copying of data to reproduce such books of account or other records.

8. VALUATION OF PREMISES AND FURNISHINGS

In the case of loss or damage to any office of the INSURED or to the furnishings, fixtures, stationery, supplies, equipment, safes or vaults, the UNDERWRITER shall not be liable for more than the actual cash value thereof, or for more than the actual cost of replacement or repair. The UNDERWRITER may, at its election, pay such actual cash value or make such replacement or repair. If the UNDERWRITER

CNA

and the INSURED cannot agree upon the actual cash value or the cost of replacement or repair, it shall be determined by arbitration.

9. SECURITIES SETTLEMENT

In the event of a loss of securities covered under this bond, the UNDERWRITER may, at its sole discretion, purchase replacement securities, tender the value of the securities in money, or issue its indemnity to effect replacement securities.

The indemnity required from the INSURED under the terms of this Section against all loss, cost or expense arising from the replacement of securities by the UNDERWRITER'S indemnity shall be:

a. for securities having a value less than or equal to the applicable DEDUCTIBLE AMOUNT one hundred (100% percent);
b. for securities having a value in excess of the DEDUCTIBLE AMOUNT but within the applicable LIMIT OF LIABILITY- the percentage that the DEDUCTIBLE AMOUNT bears to the value of the securities;
c. for securities having a value greater than the applicable LIMIT OF LIABILITY the percentage that the DEDUCTIBLE AMOUNT and portion in excess of the applicable LIMIT OF LIABILITY bears to the value of the securities.

The value referred to in a., b., and c. above is the value in accordance with SECTION 8, VALUATION OF PROPERTY, regardless of the value of such securities at the time the loss under the UNDERWRITER'S indemnity is sustained.

The UNDERWRITER is not required to issue its indemnity for any portion of a loss of securities which is not covered by this bond; however, the UNDERWRITER may do so as a courtesy to the INSURED and at its sole discretion.

The INSURED shall pay the proportion of the UNDERWRITER'S premium charge for the UNDERWRITER'S indemnity as set forth in a., b., and c. above. No portion of the LIMIT OF LIABILITY shall be used as payment of premium for any indemnity purchased by the INSURED to obtain replacement securities.

10. SUBROGATION - ASSIGNMENT-RECOVERY

In the event of a payment under this bond, the UNDERWRITER shall be subrogated to all of the INSURED'S rights of recovery against any person or entity to the extent of such payment. On request, the INSURED shall deliver to the UNDERWRITER an assignment of the INSURED'S rights, title and interest and causes of action against any person or entity to the extent of such payment.

Recoveries, whether effected by the UNDERWRITER or by the INSURED, shall be applied net of the expense of such recovery, first to the satisfaction of the INSURED'S loss which would otherwise have been paid but for the fact that it is in excess of the applicable LIMIT OF LIABILITY, second, to the UNDERWRITER in satisfaction of amounts paid in settlement of the INSURED'S claim and third, to the INSURED in satisfaction of the applicable DEDUCTIBLE AMOUNT. Recovery from reinsurance and/or indemnity of the UNDERWRITER shall not be deemed a recovery under this section.

11. COOPERATION OF INSURED

At the UNDERWRITER'S request and at reasonable times and places designated by the UNDERWRITER the INSURED shall submit to examination by the UNDERWRITER and subscribe to the same under oath, produce for the UNDERWRITER'S examination all pertinent records, and cooperate with the UNDERWRITER in all matters pertaining to the loss.

The INSURED shall execute all papers and render assistance to secure to the UNDERWRITER the rights and causes of action provided for under this bond. The INSURED shall do nothing after loss to prejudice such rights or causes of action.

12. OTHER INSURANCE

Coverage under this bond shall apply only as excess over any valid and collectible insurance, indemnity or suretyship obtained by or on behalf of the INSURED, a Transportation Company, or another entity on whose premises the loss occurred or which employed the person causing the loss or engaged the messenger conveying the Property involved.

13. ADDITIONAL COMPANIES INCLUDED AS INSURED

If more than one corporation, or Investment Company, or any combination of them is included as the INSURED herein:

a. The total liability of the UNDERWRITER under this bond for loss or losses sustained by any one or more or all of them shall not exceed the limit for which the UNDERWRITER would be liable under this bond if all such losses were sustained by any one of them.
b. Only the first named INSURED shall be deemed to be the sole agent of the others for all purposes under this bond, including but not limited to the giving or receiving of any notice or proof required to be given and for the purpose of effecting or accepting any amendments to or termination of this bond. The UNDERWRITER shall furnish each Investment Company with a copy of the bond and with any amendment thereto, together with a copy of each formal filing of claim by any other named INSURED and notification of the terms of the settlement of each such claim prior to the execution of such settlement.
c. The UNDERWRITER shall not be responsible for the proper application of any payment made hereunder to the first named INSURED.
d. Knowledge possessed or discovery made by any partner, director, trustee, officer or supervisory employee of any INSURED shall constitute knowledge or discovery by all the INSUREDS for the purposes of this bond.
e. If the first named INSURED ceases for any reason to be covered under this bond, then the INSURED next named shall thereafter be considered as the first named INSURED for the purpose of this bond.

14. ADDITIONAL OFFICES OR EMPLOYEES - CONSOLIDATION, MERGER OR PURCHASE OR ACQUISITION OF ASSETS OR LIABILITIES - NOTICE TO UNDERWRITER

If the INSURED, other than an Investment Company, while this bond is in force, merges or consolidates with, or purchases or acquires assets or liabilities of another institution, the INSURED shall not have the coverage afforded under this bond for loss which:

a. has occurred or will occur in offices or on premises, or
b. has been caused or will be caused by an employee or employees, or
c. has arisen or will arise out of the assets or liabilities acquired

unless the INSURED

i. gives the UNDERWRITER written notice of the proposed consolidation, merger or purchase or acquisition of assets or liabilities prior to the proposed effective date of such action, and
ii. obtains the written consent of the UNDERWRITER to extend some or all of the coverage provided by this bond to such additional exposure, and
iii. on obtaining such consent pays to the UNDERWRITER an additional premium.

15. CHANGE OF CONTROL - NOTICE TO UNDERWRITER

When the INSURED learns of a change in control (other than in an Investment Company), as set forth in Section 2(a) (9) of the Investment Company Act of 1940, the INSURED shall within thirty (30) days give written notice to the UNDERWRITER setting forth:

a. the names of the transferors and transferees (or the names of the beneficial owners if the voting securities are registered in another name),
b. the total number of voting securities owned by the transferors and the transferees (or the beneficial owners), both immediately before and after the transfer, and
c. the total number of outstanding voting securities.

Failure to give the required notice shall result in termination of coverage for any loss involving a transferee, to be effective on the date of such change in control.

16. REPRESENTATIONS MADE BY INSURED

The INSURED represents that all information it has furnished in the APPLICATION for this bond or otherwise is complete, true and correct. Such APPLICATION and other information constitute part of this bond.

The INSURED must promptly notify the UNDERWRITER of any change in any fact or circumstance which materially affects the risk assumed by the UNDERWRITER under this bond.

Any misrepresentation, omission, concealment or incorrect statement of a material fact, in the APPLICATION or otherwise, shall be grounds for rescission of this bond.

17. TERMINATION - CANCELLATION

If the bond is for a sole INSURED, it shall not be terminated or canceled unless written notice shall have been given by the acting party to the affected party and to the Securities and Exchange Commission, Washington, D.C., not less than sixty (60) days prior to the effective date of such termination or cancellation.

If the bond is for a joint INSURED, it shall not be terminated or canceled unless written notice shall have been given by the acting party to the affected party, and by the UNDERWRITER to all INSURED Investment Companies and to the Securities and Exchange Commission, Washington, D.C., not less than sixty (60) days prior to the effective date of such termination or cancellation.

This bond will terminate as to any one INSURED, other than an Investment Company, immediately on the taking over of such INSURED by a receiver or other liquidator or by State or Federal officials, or immediately on the filing of a petition under any State or Federal statute relative to bankruptcy or

reorganization of the INSURED, or assignment for the benefit of creditors of the INSURED, or immediately upon such INSURED ceasing to exist, whether through merger into another entity, disposition of all of its assets or otherwise.

The UNDERWRITER shall refund the unearned premium computed at short rates in accordance with the standard short rate cancellation tables if terminated by the INSURED or pro rata if terminated for any other reason.

Coverage will terminate as to any Employee:

a. immediately on any partner, director, trustee, or officer or supervisory employee not acting in collusion with such Employee, learning of any dishonest act committed by such Employee at any time, whether in the employment of the INSURED or otherwise, whether or not such act is of the type covered under this bond, and whether against the INSURED or any other person or entity, or
b. sixty (60) days after the receipt by each INSURED and by the Securities and Exchange Commission, Washington, D.C., of a written notice from the UNDERWRITER of its desire to terminate this bond as to such Employee.

18. CHANGE OR MODIFICATION

This bond or any instrument amending or affecting this bond may not be changed or modified orally. No change in or modification of this bond shall be effective except when made by written endorsement to this bond signed by an authorized representative of the UNDERWRITER.

If this bond is for a sole INSURED, no change or modification which would adversely affect the rights of the INSURED shall be effective prior to sixty (60) days after written notice has been furnished to the Securities and Exchange Commission, Washington, D.C., by the acting party.

If this bond is for a joint INSURED, no change or modification which would adversely affect the rights of the INSURED shall be effective prior to sixty (60) days after written notice has been furnished to all insured Investment Companies and to the Securities and Exchange Commission, Washington, D.C., by the UNDERWRITER.

DEFINITIONS

As used in this bond:

Computer System means:

1. computers, with related peripheral and storage components, wherever located,
2. systems and applications software,
3. terminal devices, and
4. related communication networks by which data are electronically collected, transmitted, processed, stored, and retrieved.

Counterfeit means an imitation of an actual valid original which is intended to deceive and be taken as the original.

CNA

Custodian means the institution designed by an Investment Company to maintain possession and control of its assets.

Customer means an individual, corporate, partnership or trust customer shareholder or subscriber of an Investment Company which has a written agreement with the INSURED for Voice Initiated Transactions.

Employee means:

1. an officer of the INSURED,
2. a natural person while in the regular service of the INSURED at any of the INSURED'S offices and compensated directly by the INSURED through its payroll system and subject to the United States Internal Revenue Service Form W-2 or equivalent income reporting plans of other countries, and whom the INSURED has the right to control and direct both as to the result to be accomplished and details and means by which such result is accomplished in the performance of such service,
3. an attorney retained by the INSURED and an employee of such attorney while either is performing legal services for the INSURED,
4. a person provided by an employment contractor to perform clerical, premises maintenance or security duties for the INSURED under the INSURED'S supervision at any of the INSURED'S offices or premises,
5. an employee of an institution merged or consolidated with the INSURED prior to the effective date of this bond,
6. a guest student pursuing studies or performing duties in any of the INSURED'S offices,
7. each natural person, partnership or corporation authorized by written agreement with the INSURED to perform services as electronic data processor of checks or other accounting records related to such checks but only while such person, partnership or corporation is actually performing such services and not:
   a. creating, preparing, modifying or maintaining the INSURED'S computer software or programs, or
   b. acting as transfer agent or in any other agency capacity in issuing checks, drafts or securities for the INSURED,
8. a director or trustee of the INSURED, but only while performing acts within the scope of the customary and usual duties of any officer or employee of the INSURED or while acting as a member of any committee duly elected or appointed to examine or audit or have custody of or access to Property of the INSURED, or
9. any partner, officer or employee of an investment adviser, an underwriter (distributor), a transfer agent or shareholder accounting recordkeeper, or an administrator, for an Investment Company while performing acts coming within the scope of the customary and usual duties of an officer or employee of an Investment Company or acting as a member of any committee duly elected or appointed to examine, audit or have custody of or access to Property of an Investment Company.

The term Employee shall not include any partner, officer or employee of a transfer agent, shareholder accounting recordkeeper or administrator:

a. which is not an "affiliated person" (as defined in Section 2(a) of the Investment Company Act of 1940) of an Investment Company or of the investment adviser or underwriter (distributor) of such Investment Company, or
b. which is a "bank" (as defined in Section 2(a) of the Investment Company Act of 1940).

This bond does not afford coverage in favor of the employers of persons as set forth in 4. and 7. above, and upon payment to the INSURED by the UNDERWRITER resulting directly from Larceny or

CNA

Embezzlement committed by any of the partners, officers or employees of such employers, whether acting alone or in collusion with others, an assignment of such of the INSURED'S rights and causes of action as it may have against such employers by reason of such acts so committed shall, to the extent of such payment, be given by the INSURED to the UNDERWRITER, and the INSURED shall execute all papers necessary to secure to the UNDERWRITER the rights provided for herein.

Each employer of persons as set forth in 3., 4. and 7. above and the partners, officers and other employees of such employers shall collectively be deemed to be one person for all the purposes of this bond, excepting, however, the last paragraph of Section 18.

Independent contractors not specified in 3., 4.,7. above, intermediaries, agents, brokers or other representatives of the same general character shall not be considered Employees.

Forgery means the signing of the name of another person or organization with the intent to deceive but does not mean a signature which consists in whole or in part of one's own name, with or without authority, in any capacity, for any purpose.

Investment Company means an investment company registered under the Investment Company Act of 1940 and as listed under the NAME OF INSURED on the DECLARATIONS.

Items of Deposit means one or more checks or drafts drawn upon a financial institution in the United States of America.

Larceny or Embezzlement means larceny or embezzlement as set forth in Section 37 of the Investment Company Act of 1940.

Property means money (i.e., currency, coin, bank notes, or Federal Reserve notes); postage and revenue stamps; U.S. Savings Stamps; securities, including any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of deposit, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any interest or instruments commonly known as security under the Investment Company Act of 1940, any other certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing; bills of exchange; acceptances; checks; withdrawal orders; money orders; travelers' letters of credit; bills of lading; abstracts of title; insurance policies; deeds; mortgages on real estate and/or upon chattels and interests therein; assignments of such policies, mortgages and instruments; other valuable papers, including books of accounts and other records used by the INSURED in the conduct of its business (but excluding all electronic data processing records); and, all other instruments similar to or in the nature of the foregoing in which the INSURED acquired an interest at the time of the INSURED'S consolidation or merger with, or purchase of the principal assets of, a predecessor or which are held by the INSURED for any purpose or in any capacity and whether so held gratuitously or not and whether or not the INSURED is liable therefor.

Relative means the spouse of an Employee or partner of the INSURED and any unmarried child supported wholly by, or living in the home of, such Employee or partner and being related to them by blood, marriage or legal guardianship.

Securities, documents or other written instruments means original (including original counterparts) negotiable or non-negotiable instruments, or assignments thereof, which in and of themselves represent

CNA

an equitable interest, ownership, or debt and which are in the ordinary course of business transferable by delivery of such instruments with any necessary endorsements or assignments.

Transportation Company means any organization which provides its own or leased vehicles for transportation or which provides freight forwarding or air express services.

Voice Initiated Election means any election concerning dividend options available to Investment Company shareholders or subscribers which is requested by voice over the telephone.

Voice Initiated Redemption means any redemption of shares issued by an Investment Company which is requested by voice over the telephone.

Voice Initiated Transaction(s) means any Voice Initiated Redemption or Voice Initiated Election.

Secretary

Chairman of the Board

It is agreed that:

1. The attached bond is amended by adding an additional Insuring Agreement as follows:

AUTOMATED PHONE SYSTEM

Loss caused by an Automated Phone System ("APS") Transaction, made with the manifest intent to deceive the Insured provided that the Insured maintains and follows all APS Designated Procedures with respect to APS Transactions. An unintentional isolated failure of the Insured to maintain and follow a particular APS Designated Procedure in a particular instance shall not precludecoverage under this Insuring Agreement.

1. Definitions: The following terms used in this Insuring Agreement shall have the following meanings:

   a. "APS Transaction" means any APS Redemption, APS Exchange or APS Election.

   b. "APS Redemption" means any redemption of Investment Company shares issued by an which is requested over the telephone by means of information transmitted by an individual caller through use of a telephone keypad.

   c. "APS Election" means any election concerning dividend options available to Fund Shareholders which is made over the telephone by means of information transmitted by an individual caller through use of a telephone keypad.

   d. "APS Exchange" means any exchange of shares in a registered account of one Fund into shares in an identically registered account of another Fund in the same complex pursuant to exchange privileges of the two Funds, which exchange is requested over the telephone by means of information transmitted by an individual caller through use of a telephone keypad.

   e. "APS Designated Procedures" means all of the following procedures:

      (1) Election in Application: No APS Transaction shall be executed unless the shareholder requesting the transaction has previously elected by written to permit such APS Redemption.

      (2) Logging: All APS Transaction requests shall be logged or

This endorsement, which forms a part of and is for attachment to the following described Policy issued by the designated Insurers takes effect on the effective date of said Policy, unless another effective date is shown below, at the hour stated in said Policy and expires concurrently with said Policy.

Must be Completed	
ENDT. NO.	POLICY NO.
1	169674872

Complete Only When This Endorsement Is Not Prepared with the Policy or is Not to be Effective with the Policy	
ISSUED TO	EFFECTIVE DATE OF THIS ENDORSEMENT

CNA

Countersigned by ______________________________
Authorized Representative

otherwise recorded, so as to preserve all of the information transmitted by the individual caller in the course of such a request, and the records shall be retained for at least six months.

Information contained in the records shall be capable of being retrieved through audio tape or the transactions shall be stored on computer disks.

Information contained in the records shall be capable of being retrieved and produced within a reasonable time after retrieval of specific information is requested, at a success rate of no less than 85 percent.

(3) Identity Test: The identify of the caller in any request for an APS Transaction shall be tested before execution of that APS Transaction by requiring the entry by the caller of a confidential personal identification number ("PIN").

(4) Limited Attempts to Enter PIN: If the caller fails to enter a correct PIN within three attempts, the caller must not be allowed additional attempts within the immediate succeeding 24 hour period to enter the PIN.

(5) <u>Written Confirmation:</u> A written confirmation of any APS Transaction shall be mailed to the shareholder(s) requesting the transaction, at the original record address by the end of the Insured's next regular processing cycle, but in no event later than five business days following the APS Transaction.

(6) <u>Access to APS Equipment:</u> Access to the equipment which permits the entity receiving the APS Transaction request to process and effect the transaction shall be limited in the following manner:

2. <u>Exclusions:</u> In addition to the other exclusions and limitations in the policy, the following exclusions apply to this Insuring Agreement cover:

(a) Any loss covered under Insuring Agreement A. "Fidelity", of this Bond;
(b) Any loss resulting from:
(I) The redemption of shares, where the proceeds of such redemption are made payable to other than

(I) the shareholder of record, or
(II) a person officially Designated to receive redemption proceeds, or
(III) a bank account officially Designated to receive redemption proceeds, or

This rider/endorsement, which forms part of and is for attachment to the following described bond/policy issued by the designated Underwriter/Company takes effect on the effective date of said bond/policy, unless another effective date is shown below, at the hour stated in said bond/policy and expires concurrently with said bond/policy.

Must Be Completed	
Rider/Endorsement No.	Policy No.
1	169674872

Complete only when this rider/endorsement is not prepared with the bond/policy or is not to be effective with the bond/policy	
Issued to:	Effective date of this rider/endorsement

CNA

Countersigned by ______________________________
Authorized Representative

FIG-4126 –A

(ED. 5/99)

(2) The redemption of shares, where the proceeds of such redemption are paid by check mailed to any address, unless such address has either been designated by voice over the telephone or in writing without a signature guarantee, in either case at least thirty (30) days prior to such redemption, or

(3) The redemption of shares, where the proceeds of such redemption are paid by wire transfer to other than the shareholder's officially Designated bank account, or

(4) the failure to adhere to one or more APS designated procedures.

2. Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions or provisions of the attached bond other than above stated.

This rider/endorsement, which forms part of and is for attachment to the following described bond/policy issued by the designated Underwriter/Company takes effect on the effective date of said bond/policy, unless another effective date is shown below, at the hour stated in said bond/policy and expires concurrently with said bond/policy.

Must Be Completed	
Rider/Endorsement No.	Policy No.
1	169674872

Complete only when this rider/endorsement is not prepared with the bond/policy or is not to be effective with the bond/policy	
Issued to:	Effective date of this rider/endorsement

CNA

Countersigned by ______________________________
Authorized Representative

FIG-4126 –A

(ED. 5/99)

It is agreed that:

STOP PAYMENT LEGAL LIABILITY RIDER

1. The following is added as an additional Insuring Agreement as follows:

Loss which the Insured shall become legally obligated to pay as damages in connection with any check, note or draft, other than a "travelers check" payable by the Insured, which is drawn, made or accepted by any depositor of the Insured the results directly from:

(a) compliance or failure to comply with any notice to stop payment; or
(b) refusal to pay; or
(c) failure to give proper notice of dishonor; and

if the Stop Payment Notice was received or presentment was first made to the Insured during the period this rider is in force.

2. In lieu of the exclusions in the attached bond, the following exclusions are applicable to this Insuring Agreement:

(a) liability assumed by the Insured under any agreement to be responsible for loss;
(b) liability arising out of dishonest of fraudulent acts of officers or employees of the Insured.

3. The Aggregate Limit of Liability for the coverage provided by this rider shall be **$3,000,000** it being understood, however, that such liability shall be a part of and not in addition to the Limit of Liability stated in Item 3 of the Declarations of the attached bond subject to that Aggregate Limit.

The Single Loss Limit of Liability is **$3,000,000**
and the Single Loss Deductible is **$ 25,000**

4. The Underwriter shall be liable hereunder only for the amount by which any single Loss exceeds the Single Loss Deductible amount stated above, but not in excess of the remaining Limit of Liability.

5. The Underwriter at its sole discretion and upon request of the Insured, may reinstate the Aggregate Limit of Liability up to the amount stated above after it has been reduced by the payment of loss by the Underwriter. The reinstated limit shall only apply to those stop payment notice received and presentment made after the effective date of reinstatement. The consideration for reinstatement of the Aggregate Limit of Liability shall be:

(a) payment by the Insured to the Underwriter of an additional premium; and

This endorsement, which forms a part of and is for attachment to the following described Policy issued by the designated Insurers takes effect on the effective date of said Policy, unless another effective date is shown below, at the hour stated in said Policy and expires concurrently with said Policy.

Must be Completed	
ENDT. NO.	POLICY NO.
2	169674872

Complete Only When This Endorsement Is Not Prepared with the Policy or is Not to be Effective with the Policy	
ISSUED TO	EFFECTIVE DATE OF THIS ENDORSEMENT

CNA

Countersigned by ______________________________
Authorized Representative

(b) a representation bye Insured to the Underwriter that the Insured has given notice to the Underwriter of each loss discovered by the Insured prior to the effective date of the reinstatement, whether or not each loss so discovered exceeds the Deductible Amount applicable to this Insuring Agreement.

6. The Aggregate Limit of Liability stated above shall not be increased or reinstated by a recovery of Property made by either the Insured or Underwriter.

7. If any loss is covered under this Insuring Agreement and any other Insuring Agreement or Coverage, the maximum amount payable for such loss shall not exceed the largest amount available under any one Insuring Agreement or Coverage.

8. Coverage under this Insuring Agreement shall terminate upon termination or cancellation of the bond. Coverage under this Insuring Agreement may also be terminated or canceled, without canceling the bond as an entirety.

(a) 60 days after receipt by the Insured of written notice from the Underwriter of its desire to terminate or cancel coverage under this rider;

or

(b) immediately upon receipt by the Underwriter of a written request for the Insured to terminate or cancel Coverage under this policy.

9. All other terms and conditions of the bond other than Section 1. Exclusions, apply to this Insuring Agreement.

This rider/endorsement, which forms part of and is for attachment to the following described bond/policy issued by the designated Underwriter/Company takes effect on the effective date of said bond/policy, unless another effective date is shown below, at the hour stated in said bond/policy and expires concurrently with said bond/policy.

Must Be Completed	
Rider/Endorsement No.	Policy No.
2	169674872

Complete only when this rider/endorsement is not prepared with the bond/policy or is not to be effective with the bond/policy	
Issued to:	Effective date of this rider/endorsement

CNA

Countersigned by ______________________________
Authorized Representative

FIG-4126 –A

(ED. 5/99)

It is agreed that:

OMNIBUS NAMED INSURED

Item 1 of the Declarations is amended to include:

1. Sun Capital Advisers Trust; and
2. Subsidiaries; and
3. Affiliates; and
4. employee benefit plans for which Sun Capital Advisers Trust or Subsidiaries or Affiliates are sponsors or fiduciaries; and
5. any entity or plan which becomes an Insured after the effective date of this coverage pursuant to General Agreement B as amended.

Subsidiary means any past or current entity and any entity created after the effective date of this policy other than by merger or acquisition (whether a corporation, partnership or other form) in which 50% or more of the voting interests are owned directly by Sun Capital Advisers Trust and only while that control and management existed or continues to exist.

Affiliate means any past or current entity (whether a corporation, partnership or other form) which is controlled and managed by Sun Capital Advisers Trust or any Subsidiary pursuant to written agreement and only while that control and management existed or continues to exist.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions or provisions of the attached bond other than above stated.

This endorsement, which forms a part of and is for attachment to the following described Policy issued by the designated Insurers takes effect on the effective date of said Policy, unless another effective date is shown below, at the hour stated in said Policy and expires concurrently with said Policy.

Must be Completed	
ENDT. NO.	POLICY NO.
3	169674872

Complete Only When This Endorsement Is Not Prepared with the Policy or is Not to be Effective with the Policy	
ISSUED TO	EFFECTIVE DATE OF THIS ENDORSEMENT

CNA

Countersigned by ______________________________
Authorized Representative

FIG-4124-A
(ED. 06/99)

It is agreed that:

UNAUTHORIZED SIGNATURES

The attached bond is amended by adding an additional Insuring Agreement as follows:

1. Loss resulting by reason of the Insured having accepted, paid or cashed any check or withdrawal order or draft, made or drawn on a customer's account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file with the Insured as a signatory on such account.

2. It shall be a condition precedent to the Insured's right of recovery under this rider that the Insured shall have on file signatures of all persons who are authorized signatories on such account.

3. The Limit of Liability for the coverage provided by this rider shall be Three Million Dollars ($ 3,000,000), subject to a single loss deductible of Twenty-Five Thousand Dollars ($ 25,000) provided however, that such liability shall be part of and not in addition to the Limit of Liability stated in item 3. of the Declarations of the attached bond.

This rider/endorsement, which forms part of and is for attachment to the following described bond/policy issued by the designated Underwriter/Company takes effect on the effective date of said bond/policy, unless another effective date is shown below, at the hour stated in said bond/policy and expires concurrently with said bond/policy.

Must Be Completed	
Rider/Endorsement No.	Policy No.
4	169674872

Complete only when this rider/endorsement is not prepared with the bond/policy or is not to be effective with the bond/policy	
Issued to:	Effective date of this rider/endorsement

CNA

Countersigned by ______________________________
Authorized Representative

FIG-4025-A
(ED. 06/98)

CNA

EXTENSION OF POLICY PERIOD

In consideration of the additional premium of $164, it is understood and agreed that the Policy expiration date set forth in Item 2 of the Declarations is deleted and replaced by the following Policy expiration date 10/1/04.

This extension of the Policy Period shall not increase the Insurer's maximum aggregate Limit of Liability for Loss under the Policy.

All other provisions of the Policy remain unchanged.

ENDORSEMENT NUMBER: 5
POLICY NUMBER: 169674872
ISSUED TO: Sun Capital Advisers Trust
EFFECTIVE DATE OF ENDORSEMENT: 9/1/04

This endorsement, which forms a part of and is for attachment to the Policy issued by the designated Insurers, takes effect on the effective date of said Policy at the hour stated in said Policy and expires concurrently with said Policy unless another effective date is shown above.

By Authorized Representative ______________________
(No signature is required if this endorsement is issued with the Policy or if it is effective on the Policy Effective Date)

PRO-9256-G (ED. 08/99)

CNA

RENEWED AS EXPIRING ENDORSEMENT

It is agreed between the parties that Policy No. 169674872 is hereby renewed on the same terms and conditions as the policy with an expiration date of 10/01/04, except for Policy Period and Limits of Liability. Pursuant to the Insureds' request and as a courtesy to the Insured, the Underwriter shall forward to the Insured only the current Declarations Page and this endorsement. The Underwriter shall maintain a copy of this current Policy on file which shall be available to the Insured whenever necessary.

CNA

Revised 2/7/06

RENEWED AS EXPIRING ENDORSEMENT

It is agreed between the parties that Policy No. 169674872 is hereby renewed on the same terms and conditions as the policy with an expiration date of 10/01/05, except for Policy Period and Limits of Liability. Pursuant to the Insureds' request and as a courtesy to the Insured, the Underwriter shall forward to the Insured only the current Declarations Page and this endorsement. The Underwriter shall maintain a copy of this current Policy on file which shall be available to the Insured whenever necessary.

Charles R. Lawrence

Policy No: 169674872
Endorsement No: 7
Effective Date:

CNA

RENEWED AS EXPIRING ENDORSEMENT

It is agreed between the parties that Policy No. 169674872 is hereby renewed on the same terms and conditions as the policy with an expiration date of 10/1/2006, except for Policy Period and Limits of Liability. Pursuant to the Insureds' request and as a courtesy to the Insured, the Underwriter shall forward to the Insured only the current Declarations Page and this endorsement. The Underwriter shall maintain a copy of this current Policy on file which shall be available to the Insured whenever necessary.

Policy No: 169674872
Endorsement No: 8
Effective Date: